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                                                                    EXHIBIT 21.1


                                  PALEX, INC.
                              List of Subsidiaries

Name                                              State of Incorporation
----                                              ----------------------
PalEx Container Systems, Inc.                     Delaware
Fraser Industries, Inc.                           Texas
Interstate Pallet Co., Inc.                       Virginia
Ridge Pallets, Inc.                               Florida
Sonoma Pacific Company, Inc.                      California
Sheffield Lumber & Pallet Company, Inc.           North Carolina
New London Pallet, Inc.                           Wisconsin
NLD, Inc.                                         Delaware
NLP Transport, Inc.                               Delaware
Bay Area Pallet Company, Inc.                     Delaware
Summers Pallet Company, Inc.                      Delaware
American Pallet Recyclers, Inc.                   Delaware
Acme Barrel Company, Inc.                         Delaware
Container Services Company SW, Inc.               Delaware
Container Services Company NW, Inc.               Delaware
Environmental Recyclers of Colorado, Inc.         Colorado
Drum Service Co. of Florida, Inc.                 Florida
Southern Pallet Acquisition, Inc.                 Delaware
Capital Pallet, Incorporated                      Texas
Pallet Outlet Company, Inc.                       Delaware
Western Container Limited Liability Co., Inc.     Wyoming
Consolidated Container Corporation, Inc.          Minnesota
Southern Steel Drums, Inc.                        Florida
Shipshewana Pallet Co., Inc.                      Indiana
Gilbert Lumber Inc.                               Ohio
Valley Crating and Packaging, Inc.                Delaware
Duckert Pallet Co., Inc.                          Wisconsin
Continental Pallet Acquisition, Inc.              Delaware
McCook Drum & Barrel Co., Inc.                    Illinois
Isaacson Lumber Co., Inc.                         Maine
SMG Corporation                                   Ontario, Canada